PHILADELPHIA CONSOLIDATED HOLDING CORP.
RECEIVES REQUEST TO PROVIDE DOCUMENTATION ON NON-TRADITIONAL
INSURANCE PRODUCTS

JUNE 16, 2005 PRESS RELEASE

Bala Cynwyd, PA – Philadelphia Consolidated Holding Corp. (PHLY-NASDAQ) announced today that it has received a subpoena from the Securities and Exchange Commission requesting documents and other information regarding any non-traditional insurance products entered into by the Company’s insurance subsidiaries, Philadelphia Indemnity Insurance Company and Philadelphia Insurance Company, with Gen Re Corporation or affiliates thereof. The Company and its subsidiaries are cooperating with such request. The Company believes that a number of other insurance companies have received requests from regulatory and governmental authorities for similar types of information.

Forward-Looking Information

This release may contain forward-looking statements that are based on management’s estimates, assumptions and projections. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, results of the Company’s business, and the other matters referred to above include, but are not limited to: (i) changes in the business environment in which the Company operates, including inflation and interest rates; (ii) changes in taxes, governmental laws, and regulations; (iii) competitive product and pricing activity; (iv) difficulties of managing growth profitably; (v) claims development and the adequacy of our liability for unpaid loss and loss adjustment expenses; (vi) severity of natural disasters and other catastrophe losses; (vii) adequacy of reinsurance coverage which may be obtained by the Company; (viii) ability and willingness of our reinsurers to pay; and (ix) future terrorist attacks. The Company does not intend to publicly update any forward looking statement, except as may be required by law.

Philadelphia Insurance Companies is a specialty niche Company which markets and underwrites property and casualty insurance products through 36 proprietary underwriting offices across the U.S. of A. For more information about our Company or to review our 2004 annual report, visit our web site at www.phly.com.